UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

Dental Patient Care America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	333-37842	87-0639343
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 South 1300 East, Suite 500, Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 990-3314

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

On April 29, 2009, Dental Patient Care America, Inc., a Nevada corporation (the “Registrant”), issued a press release with regard to its decision to file a notice on Form 15 with the Securities and Exchange Commission (“SEC”). A copy of the press release is included as an exhibit to this report pursuant to this Item 7.01. In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 8.01	Other Information

On April 28, 2009, the board of directors of the Registrant unanimously authorized the Registrant to file a notice on Form 15 with the SEC to voluntarily suspend the Company’s reporting obligations under the Securities Exchange Act of 1934. Upon the filing of the Form 15, the Registrant’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. The Company anticipates that following the suspension of its reporting obligations, its common stock will no longer be quoted on the OTC Bulletin Board under the symbol “DPAT” and will instead be quoted on the Pink Sheets. There can be no assurance, however, that trading in the Company’s stock will continue in the Pink Sheets or in any other forum.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Title of Document	Location
99.1	Press release issued by Dental Patient Care America, Inc., dated April 29, 2009	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTAL PATIENT CARE AMERICA, INC.

Date: April 29, 2009	By	/s/ Michael Silva
Michael Silva Chief Executive Officer

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